UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 12, 2011

PUBLIX SUPER MARKETS, INC.

(Exact name of Registrant as specified in its charter)

Florida	0-00981	59-0324412
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 Publix Corporate Parkway Lakeland, Florida	33811
(Address of principal executive offices)	(Zip Code)

(863) 688-1188

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Publix Super Markets, Inc. was held on April 12, 2011. Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934 and there were no solicitations in opposition to management’s solicitation. The meeting was held for the following purposes:

Election of Directors

All nominees for director listed below were elected. The term of office of the directors will be until the next annual meeting or until their successors shall be elected and qualified. The results of the election of directors were as follows:

	Votes For	Votes Against	Abstain

Carol Jenkins Barnett	619,022,455	594,080	1,014,546

Hoyt R. Barnett	618,609,991	854,230	1,193,813

William E. Crenshaw	618,298,549	1,331,672	989,625

Jane B. Finley	613,588,686	2,284,368	4,456,778

Sherrill W. Hudson	613,718,488	2,502,100	4,260,821

Charles H. Jenkins, Jr.	619,145,651	577,491	753,034

Howard M. Jenkins	616,604,076	1,223,139	2,830,573

E. Vane McClurg	616,465,839	2,233,725	1,956,534

Maria A. Sastre	613,353,151	2,677,755	4,628,294

Advisory Vote on Compensation of Executive Officers

The stockholders voted upon and approved, by an advisory (non-binding) vote, the compensation of the named executive officers. The result of the advisory (non-binding) vote on the compensation of the named executive officers was as follows:

Votes For	Votes Against	Abstain

596,710,563	3,871,088	7,552,803

Frequency of Future Advisory Votes on Compensation of Executive Officers

The stockholders voted upon and recommended, by an advisory (non-binding) vote, to hold future advisory votes on executive compensation every three years. The Company will hold such a vote every three years. The result of the advisory (non-binding) vote on the frequency of the future advisory votes on the compensation of the named executive officers was as follows:

3 Years	2 Years	1 Year	Abstain

574,018,771	8,710,727	12,054,317	13,916,362

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PUBLIX SUPER MARKETS, INC.

Dated: April 14, 2011	By:	/s/ David P. Phillips
David P. Phillips, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

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